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                                                               EXHIBIT 11B.

                   SUNBEAM CORPORATION AND SUBSIDIARIES

                  CALCULATIONS OF FULLY DILUTED EARNINGS
                         PER SHARE OF COMMON STOCK
                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                   THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                               ----------------------------       --------------------------
                                                               OCTOBER 1,     SEPTEMBER 29,       OCTOBER 1,   SEPTEMBER 29,
                                                                    1995             1996              1995         1996
                                                               ---------       -----------        ----------   -------------
                                                                       (Unaudited)                       (Unaudited)

Net earnings (loss) applicable to common
 shareholders ..........................................       $   9,007       $(18,088)          $50,450       $ 6,478
                                                               =========       =========          ========      ========

Weighted average number of common
 shares outstanding ....................................          81,374         83,578            81,517        82,543

Add:

 Common shares issuable for exercise of
 warrants and options, net of shares
 assumed to have been acquired with
 proceeds therefrom ....................................             904           --               1,440         1,250
                                                               ---------       --------           -------       -------

Number of shares applicable to fully diluted
 earnings (loss) per share calculation .................          82,278        83,578             82,957        83,793
                                                               =========      ========            =======       =======

Fully diluted earnings (loss) per share of
 common stock ..........................................       $     .11      $   (.22)           $   .61       $   .08

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